AMENDMENT
to the
WALGREEN CO. PROFIT-SHARING RESTORATION PLAN

I.

The Walgreen Co. Profit-Sharing Restoration Plan (the “Plan”) is amended to add the following paragraph after the last paragraph of Section 3 (Participation):

“Notwithstanding the foregoing, no employees shall be permitted into the Plan on and after October 1, 2010.”

II.

Effective January 1, 2011, the following Section 4.7 shall be added after Section 4.6 (Effect of Payment):

‘4.7  Frozen Plan.  No contributions to the Secular Trust shall be permitted under the Plan on and after January 1, 2011.  Participants who have a phantom account under the Secular Trust prior to such date, however, may continue to maintain such account.”